UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934
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GENCO SHIPPING & TRADING LIMITED
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GENCO SHIPPING & TRADING LIMITED
299 PARK AVENUE
NEW YORK, NY 10171
646-443-8550
May 3, 2021
Dear Fellow Shareholder:
By this time, you should have received proxy solicitation material for the Genco Shipping & Trading Limited 2021 Annual Meeting of Shareholders to be held at Ink 48 Hotel, 653 Eleventh Avenue, New York, NY at 10:00 a.m. on Thursday, May 13, 2021. Your vote is important, no matter how many shares you hold.
In the event you have not yet voted your proxy, we have enclosed a duplicate proxy card or voting instruction form (if you hold your shares through a broker, bank or other nominee) for your use. Please vote as soon as possible by following the instructions below. If you choose to vote by telephone or the Internet, have your control number listed on the proxy card or voting instruction form ready.
THREE EASY WAYS TO VOTE

If your proxy has already been voted, please disregard this letter. We appreciate your support and continuing interest in Genco Shipping & Trading Limited.
Very truly yours,

John C. Wobensmith Chief Executive Officer and President